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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
AMERIGROUP Corporation:



We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP


Norfolk, Virginia
November 1, 2001